N E W S R E L E A SE

Virtus Investment Partners Enters Into Stock Purchase Agreement
For 1.7 Million Shares

HARTFORD, CT, October 27, 2016 - Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today announced it has agreed to repurchase 1,727,746 shares of its common stock, or approximately 22.7 percent of shares outstanding at September 30, 2016, from its largest shareholder, Bank of Montreal Holding Inc. (BMO), representing BMO’s entire interest in Virtus.
The purchase price of $93.50 per share, or approximately $161.5 million, represents discounts of 4.0 percent and 4.6 percent, respectively, to the volume-weighted average prices for the 5 and 20 trading days ending October 26. The repurchase will be funded from cash on hand and $30 million of proceeds from the company’s credit facility.
The repurchase was made under the company’s existing share repurchase program, which was increased to accommodate this transaction. Following this repurchase, 200,000 shares are available under the repurchase program. Immediately following the close of this transaction, the company’s effective pro forma common shares outstanding will be 5.9 million shares.
“Our decision to repurchase these shares reflects our confidence in the company and our ongoing commitment to enhancing shareholder value,” said George R. Aylward, president and chief executive officer of Virtus. “We are pleased to complete this transaction, which will provide meaningful and immediate accretion to earnings per share.”
BMO acquired its interest in Virtus prior to the December 2008 spin-off that established Virtus as an independent publicly traded company. Bank of Montreal Holding Inc. is a wholly owned subsidiary of Bank of Montreal.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Its affiliated managers include Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, and Virtus ETF Solutions. Additional information can be found at virtus.com.
Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2015 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) the withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) the inability to attract and retain key personnel; (f) the competition we face in our business; (g) adverse regulatory and legal developments; (h) unfavorable changes in tax laws or limitations; (i) adverse developments, or changes in our relationships with, unaffiliated subadvisers; (j) changes in key distribution relationships; (k) interruptions in service or failure to provide service by third-party service providers; (l) volatility associated with our common stock; (m) civil litigation and government investigations or proceedings; (n) the risk of capital loss associated with our investments; (o) the inability to make quarterly distributions; (p) the lack of availability of required and necessary capital on satisfactory terms; (q) liabilities and losses not covered by insurance; (r) the inability to satisfy financial covenants under existing debt agreement; (s) strategic transactions and other risks and uncertainties described in our 2015 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).
Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Contacts

Jeanne Hess, Investor Relations	Joe Fazzino, Media Relations
(860) 263-4730	(860) 263-4725
jeanne.hess@virtus.com	joe.fazzino@virtus.com